UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to §240.14a-12

SUI GROUP HOLDINGS LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

August 2026

Dear Shareholder,

SUI Group Holdings Limited's Annual Meeting of Shareholders will be held on September 4, 2026.

Your Board of Directors unanimously recommends that shareholders vote FOR each of the following proposals:

1.	Election of six members of the Board of Directors
2.	Approval of the Company's reincorporation from Minnesota to Delaware
3.	Advisory approval of executive compensation ("Say-on-Pay")
4.	Approval of the issuance of warrants to certain independent directors as part of their compensation package
5.	Approval of the adjournment of the Annual Meeting, if necessary Our records indicate that your shares have not yet been voted.

Given that proposal 2 requires the affirmative vote of holders representing at least 50% of the Company's outstanding shares for approval, failure to vote has the same practical effect as a vote against.

Accordingly, we encourage you to vote your shares as soon as possible so your vote can be counted in advance of the Annual Meeting.

You may vote using any of the following methods:

■	By Phone: Call the toll-free number listed on your enclosed proxy voting form and follow the recorded instructions.

■	Online: Visit the website listed on your enclosed proxy voting form and follow the on-screen instructions.

If you have any questions or need assistance voting your shares, please contact Alliance Advisors, the Company's proxy solicitation agent, by email at suig@allianceadvisors.com.

Thank you for your prompt attention to this important matter.

Sincerely,

/s/ Douglas M.Polinsky

Douglas M. Polinsky
Chief Executive Officer